UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2016

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2016, Verastem (the “Company”) announced several changes to the Company’s Board of Directors.

(b) Departure of Directors.

Henri Termeer, Christoph Westphal, M.D., PhD and Stephen Sherwin, M.D. resigned from the Company’s Board of Directors on June 13, 2016.  Dr. Sherwin will serve as a consultant to the Company and as a member of the Company’s Clinical and Scientific Advisory Board going forward.

In addition, the Company announced that Michael Kauffman, M.D., has been named Lead Director as of June 14, 2016.

(d) Election of Director.

On June 14, 2016, the Company unanimously voted to elect Bruce J. Wendel as a director of the Company effective as of June 14, 2016. Mr. Wendel will serve on both the compensation committee and the nominating and corporate governance committee of the Company’s Board of Directors.

In connection with his election as a director, Mr. Wendel received a stock option grant of 50,000 shares of the Company’s common stock. Mr. Wendel will be eligible to receive certain annual cash retainer fees and an annual stock option grant under the Company’s director compensation policy.  Mr. Wendel also entered into a customary indemnification agreement with the Company.

A press release announcing Mr. Wendel’s appointment and other changes to the Company’s Board of Directors is filed as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Date: June 14, 2016	By:	/s/ Joseph Chiapponi
Joseph Chiapponi
Vice President, Finance
(Principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Verastem, Inc. on June 14, 2016